NEWS RELEASE

Investor/Media Contact:
Andrew P. Hines, 973-515-1853
Email: IR@gentek-global.com

GenTek Inc. Reports First Quarter 2006 Operating Profit
Improvement of 68%

PARSIPPANY, N.J., May 9, 2006 – GenTek Inc. (NASDAQ: GETI) today announced results for the first quarter ended March 31, 2006. For the first quarter of 2006, GenTek had revenues totaling $214.8 million and operating profit of $13.1 million, after a $0.5 million restructuring and impairment charge. This compares to revenues of $200.2 million and operating profit of $4.9 million in the prior-year period, after restructuring and impairment charges of $3.3 million. The Company’s manufacturing and performance chemicals business both contributed to the 7% sales increase and a 68% increase in operating profit before the restructuring and impairment charges. The Company recorded income from continuing operations of $4.5 million, or $0.44 income per diluted share, compared to income from continuing operations of $0.2 million, or $0.02 income per diluted share, in the first quarter of 2005.

The increase in revenues in 2006 is attributable to the growth in the performance chemical and the wire-harness businesses. Year over year operating profit improvement (before restructuring and impairment) has been achieved in both performance chemicals and manufacturing, driven by margin improvements and reductions in selling, general and administrative expenses.

The Company had $7.3 million of cash and $359.7 million of debt outstanding as of March 31, 2006 and no borrowing outstanding under its revolving credit facility.

For the first quarter of 2006, adjusted EBITDA was $23.6 million compared with $17.8 million in the first quarter of 2005. The majority of this improvement in adjusted EBITDA resulted from revenue and margin growth in performance chemicals, as well as reduced selling, general and administrative expenses of $3.1 million, driven by continued operating efficiency initiatives.

“We are pleased that our first quarter 2006 results were driven by improvements in each key operating metric of our businesses; revenue, margin and operating expenses” said William E. Redmond, Jr., Gentek’s president and CEO. “We look to build on this momentum through customer and product growth as well as continued operating efficiency gains.”

Adjusted EBITDA

The Company has presented adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as a measure of operating results. Adjusted EBITDA reflects removing the impact of any restructuring, impairment, income from discontinued operations and certain one-time items. Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) measure, and, as such, a reconciliation of adjusted EBITDA to net income is provided in the attached Schedule 2. GenTek has presented adjusted EBITDA as a supplemental financial measure as a means to evaluate performance of the Company’s business. GenTek believes that, when viewed with GAAP results and the accompanying reconciliation, it provides a more complete understanding of factors and trends affecting the Company’s business than the GAAP results alone. In addition, the Company understands that adjusted EBITDA is also a measure commonly used to value businesses by its investors and lenders.

About GenTek Inc.
GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,250 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the Company is available at www.gentek-global.com.

Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated in accordance with GAAP.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur

		Schedule 1
GenTek Inc.
Consolidated Statement of Operations
(In Millions except per share amounts)(1)
	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
Revenues	$214.8	$200.2
Cost of sales	185.7	173.5
Selling, general and administrative expense	15.5	18.6
Restructuring and impairment charges	0.5	3.3

Operating profit	13.1	4.9
Interest expense, net	8.0	5.0
Other (income)/expense, net	(0.4)	0.3

Income/(loss) from continuing operations before income taxes	5.6	(0.5)
Income tax provision/(benefit)	1.1	(0.7)

Income/(loss) from continuing operations	4.5	0.2
Income/(loss) from discontinued operations (net of tax for the three months ended March 31, 2006 and 2005)	(1.1)	(1.2)

Net income/(loss)	$3.4	$(1.0)

Weighted average common shares	10.1	10.0
Weighted average common and equivalent shares	10.2	10.0
Income/(loss) per common share — basic:
Income/(loss) from continuing operations	$0.44	$0.02
Income/(loss) from discontinued operations	(0.11)	(0.12)

Net income/(loss)	$0.33	$(0.10)

Income/(loss) per common share — assuming dilution:
Income/(loss) from continuing operations	$0.44	$0.02
Income/(loss) from discontinued operations	(0.11)	(0.12)

Net income/(loss)	$0.33	$(0.10)

1)Totals may differ slightly from the sum of the respective line items due to rounding.

		Schedule 2
	GenTek Inc.
Reconciliation of Net Income to Adjusted EBITDA
	(In Millions)
	(Unaudited)
	Three Months ended
	March 31,
	2006	2005
Net income	$3.4	$(1.0)
Restructuring and impairment charges	0.5	3.3
Income Tax	1.1	(0.7)
Net Interest	8.0	5.0
Depreciation & amortization (1)	9.5	10.0
(Income)/loss from discontinued operations	1.1	1.2

Adjusted EBITDA	$23.6	$17.8

(1) Depreciation and amortization excludes amortization of financing costs which are included in interest expense.